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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on (Form S-8 No. 333- ), pertaining to the Healthcare Compare Corp. 1985 Stock Option Plan, Healthcare Compare Corp. 1995 Stock Option Plan, First Health Group Corp. 1998 Stock Option Plan, First Health Group Corp. 2000 Stock Option Plan and the First Health Group Corp. 2001 Stock Option Plan, of our report dated January 29, 2004, with respect to the consolidated financial statements of Coventry Health Care, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.



/s/ Ernst & Young LLP



Baltimore, Maryland
February 3, 2005